SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2002

NetRatings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27907	77-0461990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

890 Hillview Court, Suite 300 Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

(408) 941-2900
(Registrant’s telephone number, including area code)

Item 5:    Other Events.

On October 7, 2002, NetRatings, Inc. (“NetRatings”), commenced a simplified all-cash take-over bid to acquire the outstanding shares of NetValue, S.A., a French company traded on the “Nouveau Marché” of the Euronext Paris exchange (“NetValue”), that NetRatings does not already own for a price of 2 Euros per NetValue share. In August 2002, NetRatings acquired a majority interest in NetValue from certain of NetValue’s stockholders.

NetRatings and NetValue on October 7, 2002 issued in France a joint press release announcing the commencement of the tender offer. A copy of the English version of the joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.

(a)    Financial Statements of Businesses Acquired.

Under the SEC rules for Item 7 of current reports on Form 8-K, NetRatings is required to file certain pro forma financial information that reflects the combined operations of NetValue and NetRatings, as well as the historical audited financial statements of NetValue. NetRatings intends to file both such pro forma financial information and the NetValue historical audited financial statements in a current report on Form 8-K that shall be filed no later than October 21, 2002, which is the first business day following the seventy-fifth calendar day after August 5, 2002.

(b)    Pro Forma Financial Information.

Reference is made to Item 7(a) of this Current Report on Form 8-K.

(c)    Exhibits.

EXHIBIT	DESCRIPTION

99.1	Press release dated October 7, 2002, issued jointly by NetRatings, Inc. and NetValue, S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETRATINGS, INC.

Date: October 7, 2002	By:	/S/ TODD SLOAN

Todd Sloan Chief Financial Officer, Executive Vice President, Corporate Development and Secretary (Principal Accounting and Financial Officer)

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Press release dated October 7, 2002, issued jointly by NetRatings, Inc. and NetValue, S.A.